Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No.333-97583, No. 333-67212 and No. 333-136694 on Forms S-8 of our report dated March 19, 2013, relating to the financial statements of SCI Engineered Materials, Inc., appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

Columbus, Ohio

March 19, 2013